Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-286146 on Form F-10 and Registration Statement No. 333-287631 of Form S-8 and to the use of our reports dated March 25, 2026, relating to the financial statements of BRP Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 40-F for the year ended January 31, 2026.

/s/ Deloitte LLP

Chartered Professional Accountants

Montreal, Canada

March 25, 2026